Exhibit 10a

BRISTOL-MYERS SQUIBB COMPANY
1997 STOCK INCENTIVE PLAN
(as amended and restated as of July 16, 2002)

1.  Purpose:    The purpose of the 1997 Stock Incentive Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in common stock ownership by the officers and key employees of the Company and its Subsidiaries and Affiliates who will be largely responsible for the Company’s future growth and continued financial success and by providing long-term incentives in addition to current compensation to certain key executives of the Company and its Subsidiaries and Affiliates who contribute significantly to the long-term performance and growth of the Company and such Subsidiaries and Affiliates. It is intended that the former purpose will be effected through the granting of stock options, stock appreciation rights, dividend equivalents and/or restricted stock under the Plan and that the latter purpose will be effected through an award conditionally granting performance units or performance shares under the Plan, either independently or in conjunction with and related to a nonqualified stock option grant under the Plan.

2.  Definitions:    For purposes of this Plan:

(a)  “Affiliate” shall mean any entity in which the Company has an ownership interest of at least 20%.

(b)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)  “Common Stock” shall mean the Company’s common stock (par value $.10 per share).

(d)  “Company” shall mean the Issuer (the Bristol-Myers Squibb Company), its Subsidiaries and Affiliates.

(e)  “Disability” or “Disabled” shall mean qualifying for and receiving payments under a disability pay plan of the Company or any Subsidiary or Affiliate.

(f)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)  “Fair Market Value” shall mean the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange, Inc. composite tape on the date of measurement or on any date as determined by the Committee and if there were no trades on such date, on the day on which a trade occurred next preceding such date.

(h)  “Issuer” shall mean the Bristol-Myers Squibb Company.

(i)  “Prior Plan” shall mean the Bristol-Myers Squibb Company 1983 Stock Option Plan as amended and restated effective as of October 1, 2001.

(j)  “Retirement” shall mean termination of the employment of an employee with the Company or a Subsidiary or Affiliate on or after (i) the employee’s 65th birthday or (ii) the employee’s 55th birthday if the employee has completed 10 years of service with the Company, its Subsidiaries and/or its Affiliates. For purposes of this Section

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2(j) and all other purposes of this Plan, Retirement shall also mean termination of employment of an employee with the Company or a Subsidiary or Affiliate for any reason (other than the employee’s death, disability, resignation, willful misconduct or activity deemed detrimental to the interests of the Company) where, on termination, (iii) the employee’s age plus years of service (rounded up to the next higher whole number) equals at least 70 and the employee has completed 10 years of service with the Company, its Subsidiaries and/or its Affiliates provided the Optionee executes a general release agreement and, where applicable, a non-solicitation and/or non-compete agreement with the Company or (iv) the employee is at least 50 years of age and the employee has completed 10 years of service with the Company, its Subsidiaries and/or its Affiliates provided the Optionee executes a general release agreement and, where applicable, a non-solicitation and/or non-compete agreement with the Company. This section 2(j)(iv) shall expire on January 31, 2003.

Furthermore, an employee who makes an election to retire under Article 19 of the Bristol-Myers Squibb Company Retirement Income Plan (the “Retirement Income Plan”) shall have any additional years of age and service which are credited under Article 19 of the Retirement Income Plan taken into account when determining such employee’s age and service under this Section 2(j). Such election shall be deemed a Retirement for purposes of this Section 2(j) and all other purposes of this Plan.

(k)  “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424 of the Code.

3.  Amount of Stock:    The amount of stock which may be made subject to grants of options or awards of performance units under the Plan in calendar year 1997 shall not exceed an amount equal to the amount of shares available for, and not made subject to, grants of options or awards under the Prior Plan as of February 28, 1997. With respect to each succeeding year, the amount of stock which may be made subject to grants of options or awards of performance units under the Plan shall not exceed an amount equal to (i) 0.9% of the outstanding shares of the Company’s Common Stock on January 1 of such year plus, subject to this Section 3, (ii) in any year the number of shares equal to the amount of shares that were available for grants and awards in the prior year but were not made subject to a grant or award in such prior year and (iii) the number of shares that were subject to options or awards granted hereunder or under the Prior Plan, which options or awards terminated or expired in the prior year without being exercised, or (iv) the number of shares participants tendered in the prior year to pay the purchase price of options in accordance with Section 6(b)(5), and (v) the number of shares the Company retained or caused participants to surrender in the prior year to satisfy Withholding Tax requirements in accordance with Section 11. No individual may be granted options or awards under Sections 6, 7 or 8 in the aggregate, in respect of more than 3,000,000 shares of the Company’s Common Stock in a calendar year, as adjusted to reflect the February 5, 1999 two-for-one stock split; and subject to further adjustment in number and kind pursuant to Section 10. Aggregate shares issued under performance share awards made pursuant to Section 7 and restricted stock awards made pursuant to Section 8 may not exceed 20,000,000 shares over the life of the Plan, as adjusted to reflect the February 5, 1999 two-for-one stock split; and subject to further adjustment in number and kind pursuant to Section 10. Common Stock issued hereunder may be authorized and reissued shares or issued shares acquired by the Company or its Subsidiaries on the market or otherwise.

4.  Administration:    The Plan shall be administered under the supervision of the Board of Directors of the Company which shall exercise its powers, to the extent herein provided, through the agency of a Compensation and Management Development Committee (the “Committee”) which shall be appointed by the Board of Directors of the Company. The Committee shall consist of not less than three (3) members of the Board who meet the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee directors” under the provisions of the Exchange Act or rules or regulations promulgated thereunder. No member of the Committee shall have been within one year prior to appointment to, or while serving on, the Committee granted or awarded equity securities of the Company pursuant to this or any other plan of the Company except to the extent that participation in any such plan or receipt of any such grant or award would not adversely affect the Committee member’s status as a “nonemployee director” or as an “outside director”.

The Committee, from time to time, may adopt rules and regulations (“Regulations”) for carrying out the provisions

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and purposes of the Plan and make such other determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive.

The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

5.  Eligibility:    Options and awards may be granted only to present or future officers and key employees of the Company and its Subsidiaries and Affiliates, including Subsidiaries and Affiliates which become such after the adoption of the Plan. Any officer or key employee of the Company or of any such Subsidiary or Affiliate shall be eligible to receive one or more options or awards under the Plan. Any director who is not an officer or employee of the Company or one of its Subsidiaries or Affiliates and any member of the Committee, during the time of the member’s service as such or thereafter, shall be ineligible to receive an option or award under the Plan. The adoption of this Plan shall not be deemed to give any officer or employee any right to an award or to be granted an option to purchase Common Stock of the Company, except to the extent and upon such terms and conditions as may be determined by the Committee.

6.  Stock Options:    Stock options under the Plan shall consist of incentive stock options under Section 422 of the Code or nonqualified stock options (options not intended to qualify as incentive stock options), as the Committee shall determine. In addition, the Committee may grant stock appreciation rights in conjunction with an option, as set forth in Section 6(b)(11), or may grant awards in conjunction with an option, as set forth in Section 6(b)(10) (an “Associated Option”).

Each option shall be subject to the following terms and conditions:

(a)  Grant of Options.    The Committee shall (1) select the officers and key employees of the Company and its Subsidiaries and Affiliates to whom options may from time to time be granted, (2) determine whether incentive stock options or nonqualified stock options are to be granted, (3) determine the number of shares to be covered by each option so granted, (4) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the options, conditions of their exercise, or on the shares of Common Stock issuable upon exercise thereof), (5) determine whether nonqualified stock options or incentive stock options granted under the Plan shall include stock appreciation rights and, if so, shall determine the terms and conditions thereof in accordance with Section 6(b)(11) hereof, (6) determine whether any nonqualified stock options granted under the Plan shall be Associated Options, and (7) prescribe the form of the instruments necessary or advisable in the administration of options.

(b)  Terms and Conditions of Option.    Any option granted under the Plan shall be evidenced by a Stock Option Agreement entered into by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan, and in the case of an incentive stock option not inconsistent with the provisions of the Code applicable to incentive stock options, as the Committee shall prescribe:

(1)  Number of Shares Subject to an Option.    The Stock Option Agreement shall specify the number of shares of Common Stock subject to the Agreement. If the option is an Associated Option, the number of shares of Common Stock subject to such Associated Option shall initially be equal to the number of performance units or performance shares subject to the award, but one share of Common Stock shall be canceled for each performance unit or performance share paid out under the award.

(2)  Option Price.    The purchase price per share of Common Stock purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value of a share of Common Stock on the date of the grant of such option.

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(3)  Option Period.    The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

(4)  Consideration.    Each optionee, as consideration for the grant of an option, shall remain in the continuous employ of the Company or of one of its Subsidiaries or Affiliates for at least one year or such lesser period as the Committee shall so determine in its sole discretion from the date of the granting of such option, and no option shall be exercisable until after the completion of such one year or lesser period of employment by the optionee.

(5)  Exercise of Option.    An option may be exercised in whole or in part from time to time during the option period (or, if determined by the Committee, in specified installments during the option period) by giving written notice of exercise to the Company specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price and Withholding Taxes (as defined in Section 11 hereof), unless an election to defer receipt of shares is made under Section 12, due either by (i) certified or bank check (2) in shares of Common Stock of the Company owned by the optionee having a Fair Market Value at the date of exercise equal to such purchase price, or in a combination of the foregoing; provided, however, that payment in shares of Common Stock of the Company will not be permitted unless at least 100 shares of Common Stock are required and delivered for such purpose, (iii) in any combination of the foregoing, or (iv) by any other method authorized by the Committee. At its discretion, the Committee may modify or suspend any method for the exercise of stock options, including any of the methods specified in the previous sentence. Delivery of shares for exercising an option shall be made either through the physical delivery of shares or through an appropriate certification or attestation of valid ownership. No shares shall be issued until full payment therefor has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued to the optionee.

Notwithstanding anything in the Plan to the contrary, the Company may, in its sole discretion, allow the exercise of a lapsed grant if the Company determines that: (i) the lapse was solely the result of the Company’s inability to execute the exercise of an option award due to conditions beyond the Company’s control and (ii) the optionee made valid and reasonable efforts to exercise the award. In the event the Company makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(6)  Nontransferability of Options.    No option or stock appreciation right granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such option or stock appreciation right shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may set forth in a Stock Option Agreement at the time of grant or thereafter, that the options (other than Incentive Stock Options) may be transferred to members of the optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of options made under this provision will not be effective until notice of such transfer is delivered to the Company.

(7)  Retirement and Termination of Employment Other than by Death or Disability.    If an optionee shall cease to be employed by the Company or any of its Subsidiaries or Affiliates for any reason (other than termination of employment by reason of death or Disability) after the optionee shall have been continuously so employed for one year after the granting of the option, the option shall be exercisable only to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company, Subsidiary or Affiliate, but in no event after the expiration of the option period set forth therein except that in the case of cessation of employment other than by reason of Retirement or death, the option shall in no event be exercisable after the date three months next succeeding such cessation of employment.

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The Plan does not confer upon any optionee any right with respect to continuation of employment by the Company or any of its Subsidiaries or Affiliates.

(8)  Disability of Optionee.    An optionee who ceases to be employed by reason of Disability shall be treated as though the optionee remained in the employ of the Company or a Subsidiary or Affiliate until the earlier of (i) cessation of payments under a disability pay plan of the Company, Subsidiary or Affiliate, (ii) the optionee’s death, or (iii) the optionee’s 65th birthday.

(9)  Death of Optionee.    Except as otherwise provided in subsection (13), in the event of the optionee’s death (i) while in the employ of the Company or any of its Subsidiaries or Affiliates, (ii) while Disabled as described in subsection (8) or (iii) after cessation of employment due to Retirement, the option shall be fully exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time following such death. In the event of the optionee’s death after cessation of employment for any reason other than Disability or Retirement, the option shall be exercisable by the executors, administrators, legatees or distributees of the optionee’s estate, as the case may be, at any time during the twelve month period following such death. Notwithstanding the foregoing, in no event shall an option be exercisable unless the optionee shall have been continuously employed by the Company or any of its Subsidiaries or Affiliates for a period of at least one year after the option grant, and no option shall be exercisable after the expiration of the option period set forth in the Stock Option Agreement. In the event any option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(10)  Long-Term Performance Awards.    The Committee may from time to time grant nonqualified stock options under the Plan in conjunction with and related to an award of performance units or performance shares made under a Long-Term Performance Award as set forth in Section 7(b)(11). In such event, notwithstanding any other provision hereof, (i) the number of shares to which the Associated Option applies shall initially be equal to the number of performance units or performance shares granted by the award, but such number of shares shall be reduced on a one-share-for-one unit or share basis to the extent that the Committee determines pursuant to the terms of the award, to pay to the optionee or the optionee’s beneficiary the performance units or performance shares granted pursuant to such award; and (ii) such Associated Option shall be cancelable in the discretion of the Committee, without the consent of the optionee, under the conditions and to the extent specified in the award.

(11)  Stock Appreciation Rights.    In the case of any option granted under the Plan, either at the time of grant or by amendment of such option at any time after such grant there may be included a stock appreciation right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

(A)  A stock appreciation right shall be exercisable to the extent, and only to the extent, that the option in which it is included is at the time exercisable, and may be exercised within such period only at such time or times as may be determined by the Committee;

(B)  A stock appreciation right shall entitle the optionee (or any person entitled to act under the provisions of subsection (9) hereof) to surrender unexercised the option in which the stock appreciation right is included (or any portion of such option) to the Company and to receive from the Company in exchange therefor that number of shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the value of one share (provided such value does not exceed such multiple of the option price per share as may be specified by the Committee) over the option price per share specified in such option times the number of shares called for by the option, or

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portion thereof, which is so surrendered. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of a stock appreciation right, by the payment of cash equal to the aggregate value of the shares the Company would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of shares. Any such election shall be made within 30 business days after the receipt by the Committee of written notice of the exercise of the stock appreciation right. The value of a share for this purpose shall be the Fair Market Value thereof on the last business day preceding the date of the election to exercise the stock appreciation right;

(C)  No fractional shares shall be delivered under this subsection (11) but in lieu thereof a cash adjustment shall be made;

(D)  If a stock appreciation right included in an option is exercised, such option shall be deemed to have been exercised to the extent of the number of shares called for by the option or portion thereof which is surrendered on exercise of the stock appreciation right and no new option may be granted covering such shares under this Plan; and

(E)  If an option which includes a stock appreciation right is exercised, such stock appreciation right shall be deemed to have been canceled to the extent of the number of shares called for by the option or portion thereof is exercised and no new stock appreciation rights may be granted covering such shares under this Plan.

(12)  Incentive Stock Options.    In the case of any incentive stock option granted under the Plan, the aggregate Fair Market Value of the shares of Common Stock of the Company (determined at the time of grant of each option) with respect to which incentive stock options granted under the Plan and any other plan of the Company or its parent or a Subsidiary which are exercisable for the first time by an employee during any calendar year shall not exceed $100,000 or such other amount as may be required by the Code. In any year, the maximum number of shares with respect to which incentive stock options may be granted shall not exceed 8,000,000 shares, as adjusted to reflect the February 5, 1999 two-for-one stock split and subject to further adjustment pursuant to Section 10.

(13)  Rights of Transferee.    Notwithstanding anything to the contrary herein, if an option has been transferred in accordance with Section 6(b)(6), the option shall be exercisable solely by the transferee. The option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee’s estate would have been entitled to exercise it if the optionee had not transferred the option. In the event of the death of the optionee prior to the expiration of the right to exercise the transferred option, the period during which the option shall be exercisable will terminate on the date one year following the date of the optionee’s death. In the event of the death of the transferee prior to the expiration of the right to exercise the option, the period during which the option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, will terminate on the date one year following the date of the transferee’s death. In no event will be the option be exercisable after the expiration of the option period set forth in the Stock Option Agreement. The option shall be subject to such other rules as the Committee shall determine.

(14)  Change in Control.    In the event an optionee’s employment with the Company terminates for a qualifying reason during the three (3) year period following a change in control of the Company and prior to the exercise of options granted under this Plan, all outstanding options shall become immediately fully vested and exercisable notwithstanding any provisions of the Plan or of the applicable stock option agreement to the contrary.

(A)  For the purpose of this Plan a change in control shall be deemed to have occurred on the earlier of the following dates:

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(1)  The date any Person (as defined in Section 13(d)(3) of the Securities and Exchange Act) shall have become the direct or indirect beneficial owner of twenty percent (20%) or more of the then outstanding common shares of the Company;

(2)  The date the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent at least 75% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(3)  The date the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

(4)  The date there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two (2) year period.

(B)  For purposes of this Plan provision, a qualifying termination shall be deemed to have occurred under the following circumstances:

(1)  A Company initiated termination for reason other than the employee’s death, disability, resignation without good cause, willful misconduct or activity deemed detrimental to the interests of the Company provided the optionee executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company;

(2)  The optionee resigns with good cause, which includes (i) a substantial adverse alternation in the nature or status of the optionee’s responsibilities, (ii) a reduction in the optionee’s base salary and/or levels of entitlement or participation under any incentive plan, award program or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or, (iii) the Company requiring the optionee to relocate to a work location more than fifty (50) miles from his/her work location prior to the change in control.

7.  Long-term Performance Awards:    Awards under the Plan shall consist of the conditional grant to the participants of a specified number of performance units or performance shares. The conditional grant of a performance unit to a participant will entitle the participant to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and the other terms and conditions thereof are satisfied. The conditional grant of a performance share to a participant will entitle the participant to receive a specified number of shares of Common Stock of the Company, or the equivalent cash value, if the objective(s) specified in the award are achieved and the other terms and conditions thereof are satisfied.

Each award will be subject to the following terms and conditions:

(a)  Grant of Awards.    The Committee shall (1) select the officers and key executives of the Company and its

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Subsidiaries and Affiliates to whom awards may from time to time be granted, (2) determine the number of performance units or performance shares covered by each award, (3) determine the terms and conditions of each performance unit or performance share awarded and the award period and performance objectives with respect to each award, (4) determine the periods during which a participant may request the Committee to approve deferred payment of a percentage (not less than 25%) of an award (the “Deferred Portion”) and the interest or rate of return thereon or the basis on which such interest or rate of return thereon is to be determined, (5) determine whether payment with respect to the portion of an award which has not been deferred (the “Current Portion”) and the payment with respect to the Deferred Portion of an award shall be made entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock, (6) determine whether the award is to be made independently of or in conjunction with a nonqualified stock option granted under the Plan, and (7) prescribe the form of the instruments necessary or advisable in the administration of the awards.

(b)  Terms and Conditions of Award.    Any award conditionally granting performance units or performance shares to a participant shall be evidenced by a Performance Unit Agreement or Performance Share Agreement, as applicable, executed by the Company and the participant, in such form as the Committee shall approve, which Agreement shall contain in substance the following terms and conditions applicable to the award and such additional terms and conditions as the Committee shall prescribe:

(1)  Number and Value of Performance Units.    The Performance Unit Agreement shall specify the number of performance units conditionally granted to the participant. If the award has been made in conjunction with the grant of an Associated Option, the number of performance units granted shall initially be equal to the number of shares which the participant is granted the right to purchase pursuant to the Associated Option, but one performance unit shall be canceled for each share of the Company’s Common Stock purchased upon exercise of the Associated Option or for each stock appreciation right included in such option that has been exercised. The Performance Unit Agreement shall specify the threshold, target and maximum dollar values of each performance unit and corresponding performance objectives as provided under Section 6(b)(5). No payout under a performance unit award to an individual Participant may exceed 0.15% of the pre-tax earnings of the Company for the fiscal year which coincides with the final year of the performance unit period.

(2)  Number and Value of Performance Shares.    The Performance Share Agreement shall specify the number of performance shares conditionally granted to the participant. If the award has been made in conjunction with the grant of an Associated Option, the number of performance shares granted shall initially be equal to the number of shares which the participant is granted the right to purchase pursuant to the Associated Option, but one performance share shall be canceled for each share of the Company’s Common Stock purchased upon exercise of the Associated Option or for each stock appreciation right included in such option that has been exercised. The Performance Share Agreement shall specify that each Performance Share will have a value equal to one (1) share of Common Stock of the Company.

(3)  Award Periods.    For each award, the Committee shall designate an award period with a duration to be determined by the Committee in its discretion but in no event less than three calendar years within which specified performance objectives are to be attained. There may be several award periods in existence at any one time and the duration of performance objectives may differ from each other.

(4)  Consideration.    Each participant, as consideration for the award of performance units or performance shares, shall remain in the continuous employ of the Company or of one of its Subsidiaries or Affiliates for at least one year or such lesser period as the Committee shall so determine in its sole discretion after the date of the making of such award, and no award shall be payable until after the completion of such one year or lesser period of employment by the participant.

(5)  Performance Objectives.    The Committee shall establish performance objectives with respect to the

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Company for each award period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time determine. Performance criteria for awards under the Plan may include one or more of the following measures of the operating performance:

a. Earnings	d. Financial return ratios
b. Revenue	e. Total Shareholder Return
c. Operating or net cash flows	f. Market share

The Committee shall establish the specific targets for the selected criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. These targets may be based upon the total Company or upon a defined business unit which the executive has responsibility for or influence over.

(6)  Determination and Payment of Performance Units or Performance Shares Earned.    As soon as practicable after the end of an award period, the Committee shall determine the extent to which awards have been earned on the basis of the Company’s actual performance in relation to the established performance objectives as set forth in the Performance Unit Agreement or Performance Share Agreement and certify these results in writing. The Performance Unit Agreement or Performance Share Agreement shall specify that as soon as practicable after the end of each award period, the Committee shall determine whether the conditions of Sections 7(b)(4) and 7(b)(5) hereof have been met and, if so, shall ascertain the amount payable or shares which should be distributed to the participant in respect of the performance units or performance shares. As promptly as practicable after it has determined that an amount is payable or should be distributed in respect of an award, the Committee shall cause the Current Portion of such award to be paid or distributed to the participant or the participant’s beneficiaries, as the case may be, in the Committee’s discretion, either entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock. The Deferred Portion of an award shall be contingently credited and payable to the participant over a deferred period and shall be credited with interest, rate of return, or other valuation as determined by the Committee. The Committee, in its discretion, shall determine the conditions upon, and method of, payment of such Deferred Portions and whether such payment will be made entirely in cash, entirely in Common Stock or partially in cash and partially in Common Stock.

In making the payment of an award in Common Stock hereunder, the cash equivalent of such Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the performance units shall be payable.

(7)  Nontransferability of Awards and Designation of Beneficiaries.    No award under this Section of the Plan shall be transferable by the participant other than by will or by the laws of descent and distribution, except that a participant may designate a beneficiary pursuant to the provisions hereof.

If any participant or the participant’s beneficiary shall attempt to assign the participant’s rights under the Plan in violation of the provisions thereof, the Company’s obligation to make any further payments to such participant or the participant’s beneficiaries shall forthwith terminate.

A participant may name one or more beneficiaries to receive any payment of an award to which the participant may be entitled under the Plan in the event of the participant’s death, on a form to be provided by the Committee. A participant may change the participant’s beneficiary designation from time to time in the same manner.

If no designated beneficiary is living on the date on which any payment becomes payable to a participant’s beneficiary, or if no beneficiary has been specified by the participant, such payment will be payable to the person or persons in the first of the following classes of successive preference:

(i)  Widow or widower, if then living,

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(ii)  Surviving children, equally,

(iii)  Surviving parents, equally,

(iv)  Surviving brothers and sisters, equally,

(v)  Executors or administrators

and the term “beneficiary” as used in the Plan shall include such person or persons.

(8)  Retirement and Termination of Employment Other Than by Death or Disability.    In the event of the Retirement prior to the end of an award period of a participant who has satisfied the one year employment requirement of Section 7(b)(4) with respect to an award prior to Retirement, the participant, or his estate, shall be entitled to a payment of such award at the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such award as the number of months of the award period which have elapsed since the first day of the calendar year in which the award was made to the end of the month in which the participant’s Retirement occurs, bears to the total number of months in the award period, subject to the attainment of performance objectives associated with the award as certified by the Committee. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited. The Committee may, in its discretion, waive, in whole or in part, such cancellation and forfeiture of any performance units or performance shares provided that any such action does not affect the award of any person covered by Section 162(m) of the Code.

Subject to Section 7(b)(6) hereof, the Performance Unit Agreement or Performance Share Agreement shall specify that the right to receive the performance units or performance shares granted to such participant shall be conditional and shall be canceled, forfeited and surrendered if the participant’s continuous employment with the Company and its Subsidiaries and Affiliates shall terminate for any reason, other than the participant’s death, Disability or Retirement prior to the end of the award period.

(9)  Disability of Participant.    For the purposes of any award a participant who becomes Disabled shall be deemed to have suspended active employment by reason of Disability commencing on the date the participant becomes entitled to receive payments under a disability pay plan of the Company or any Subsidiary or Affiliate and continuing until the date the participant is no longer entitled to receive such payments. In the event a participant becomes Disabled during an award period but only if the participant has satisfied the one year employment requirement of Section 7(b)(4) with respect to an award prior to becoming Disabled, upon the determination by the Committee of the extent to which an award has been earned pursuant to Section 7(b)(6) the participant shall be deemed to have earned that proportion (to the nearest whole unit) of the value of the performance units granted to the participants under such award as the number of months of the award period in which the participant was not Disabled bears to the total number of months in the award period subject to the attainment of the performance objectives associated with the award as certified by the Committee. The participant’s right to receive any remaining performance units shall be canceled and forfeited. The Committee may, in its discretion, waive, in whole or in part, such cancellation and forfeiture of any performance units or performance shares provided that any such action does not affect the award of any person covered by Section 162(m) of the Code.

(10)  Death of Participant.    In the event of the death prior to the end of an award period of a participant who has satisfied the one year employment requirement with respect to an award prior to the date of death, the participant’s beneficiaries or estate, as the case may be, shall be entitled to a payment of such award upon the end of the award period, pursuant to the terms of the Plan and the participant’s Performance Unit Agreement or Performance Share Agreement, provided, however, that the participant shall be deemed to have earned that proportion (to the nearest whole unit or share) of the value of the performance units or performance shares granted to the participant under such award as the number of months of the award period

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which have elapsed since the first day of the calendar year in which the award was made to the end of the month in which the participant’s death occurs, bears to the total number of months in the award period. The participant’s right to receive any remaining performance units or performance shares shall be canceled and forfeited.

The Committee may, in its discretion, waive, in whole or in part, such cancellation and forfeiture of any performance units or performance shares.

(11)  Grant of Associated Option.    If the Committee determines that the conditional grant of performance units or performance shares under the Plan is to be made to a participant in conjunction with the grant of a nonqualified stock option under the Plan, the Committee shall grant the participant an Associated Option under the Plan subject to the terms and conditions of this subsection (11). In such event, such award under the Plan shall be contingent upon the participant’s being granted such an Associated Option pursuant to which: (i) the number of shares the optionee may purchase shall initially be equal to the number of performance units or performance shares conditionally granted by the award, (ii) such number of shares shall be reduced on a one-share-for-one-unit or share basis to the extent that the Committee determines, pursuant to Section 7(b)(6) hereof, to pay to the participant or the participant’s beneficiaries the performance units or performance shares conditionally granted pursuant to the award, and (iii) the Associated Option shall be cancelable in the discretion of the Committee, without the consent of the participant, under the conditions and to the extent specified herein and in Section 7(b)(6) hereof.

If no amount is payable in respect of the conditionally granted performance units or performance shares, the award and such performance units or performance shares shall be deemed to have been canceled, forfeited and surrendered, and the Associated Option, if any, shall continue in effect in accordance with its terms. If any amount is payable in respect of the performance units or performance shares and such units or shares were granted in conjunction with an Associated Option, the Committee shall, within 30 days after the determination of the Committee referred to in the first sentence of Section 7(b)(6), determine, in its sole discretion, either:

(A)  to cancel in full the Associated Option, in which event the value of the performance units or performance shares payable pursuant to Sections 7(b)(5) and (6) shall be paid or the performance shares shall be distributed;

(B)  to cancel in full the performance units or performance shares, in which event no amount shall be paid to the participant in respect thereof and no shares shall be distributed but the Associated Option shall continue in effect in accordance with its terms; or

(C)  to cancel some, but not all, of the performance units or performance shares, in which event the value of the performance units payable pursuant to Sections 7(b)(5) and (6) which have not been canceled shall be paid and/or the performance shares shall be distributed and the Associated Option shall be canceled with respect to that number of shares equal to the number of conditionally granted performance units or performance shares that remain payable.

Any action taken by the Committee pursuant to the preceding sentence shall be uniform with respect to all awards having the same award period. If the Committee takes no such action, it shall be deemed to have determined to cancel in full the award in accordance with clause (b) above.

8.  Restricted Stock:    Restricted stock awards under the Plan shall consist of grants of shares of Common Stock of the Issuer subject to the terms and conditions hereinafter provided.

(a)  Grant of Awards:    The Committee shall (i) select the officers and key employees to whom Restricted Stock

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may from time to time be granted, (ii) determine the number of shares to be covered by each award granted, (iii) determine the terms and conditions (not inconsistent with the Plan) of any award granted hereunder, and (iv) prescribe the form of the agreement, legend or other instrument necessary or advisable in the administration of awards under the Plan.

(b)  Terms and Conditions of Awards:    Any restricted stock award granted under the Plan shall be evidenced by a Restricted Stock Agreement executed by the Issuer and the recipient, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe:

(1)  Number of Shares Subject to an Award:    The Restricted Stock Agreement shall specify the number of shares of Common Stock subject to the Award.

(2)  Restriction Period:    The period of restriction applicable to each Award shall be established by the Committee but may not be less than one year. The Restriction Period applicable to each Award shall commence on the Award Date.

(3)  Consideration:    Each recipient, as consideration for the grant of an award, shall remain in the continuous employ of the Company for at least one year or such lesser period as the Committee shall so determine in its sole discretion from the date of the granting of such award, and any shares covered by such an award shall lapse if the recipient does not remain in the continuous employ of the Company for at least one year or lesser period from the date of the granting of the award.

(4)  Restriction Criteria:    The Committee shall establish the criteria upon which the restriction period shall be based. Restrictions may be based upon either the continued employment of the recipient or upon the attainment by the Company of one or more of the following measures of the operating performance:

a. Earnings	d. Financial return ratios
b. Revenue	e. Total Shareholder Return
c. Operating or net cash flows	f. Market share

The Committee shall establish the specific targets for the selected criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. Performance objectives may be established in combination with restrictions based upon the continued employment of the recipient. These targets may be based upon the total Company or upon a defined business unit which the executive has responsibility for or influence over.

In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be removed from the Award or the extent to which a participant’s right to receive an Award should be lapsed in cases where the performance criteria have not been met and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate.

(c)  Terms and Conditions of Restrictions and Forfeitures:    The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(1)  During the Restriction Period, the participant will not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under this Plan.

(2)  Except as provided in Section 8(c)(i), or as the Committee may otherwise determine, the participant shall have all of the rights of a stockholder of the Issuer, including the right to vote the shares and receive

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dividends and other distributions provided that distributions in the form of stock shall be subject to the same restrictions as the underlying Restricted Stock.

(3)  In the event of a participant’s retirement, death or disability prior to the end of the Restriction Period for a participant who has satisfied the one year employment requirement of Section 7(c)(iii) with respect to an award prior to Retirement, death or Disability, the participant, or his/her estate, shall be entitled to receive that proportion (to the nearest whole share) of the number of shares subject to the Award granted as the number of months of the Restriction Period which have elapsed since the Award date to the date at which the participant’s retirement, death or disability occurs, bears to the total number of months in the Restriction Period. The participant’s right to receive any remaining shares shall be canceled and forfeited and the shares will be deemed to be reacquired by the Issuer.

(4)  In the event of a participant’s retirement, death, disability or in cases of special circumstances as determined by the Committee, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all remaining time based restrictions with respect to all or part of such participant’s Restricted Stock.

(5)  Upon termination of employment for any reason during the restriction period, subject to the provisions of paragraph (iii) above or in the event that the participant fails promptly to pay or make satisfactory arrangements as to the withholding taxes as provided in the following paragraph, all shares still subject to restriction shall be forfeited by the participant and will be deemed to be reacquired by the Company.

(6)  A participant may, at any time prior to the expiration of the Restriction Period, waive all right to receive all or some of the shares of a Restricted Stock Award by delivering to the Company a written notice of such waiver.

(7)  Notwithstanding the other provisions of this Section 7, the Committee may adopt rules which would permit a gift by a participant of restricted shares to members of his/her immediate family (spouse, parents, children, stepchildren, grandchildren or legal dependants) or to a Trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

(8)  Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions shall be ineffective.

(9)  Notwithstanding any provisions of this Plan or of the applicable Restricted Stock Agreement to the contrary, in the event a participant’s employment with the company terminates for a qualifying reason (as defined in Section 6(14)(B) of this Plan) during the three (3) year period following a change in control of the Company (as defined in Section 6(14)(A) of this Plan), all restrictions shall immediately lapse and the Restricted Stock shall become fully vested, including restricted stock hold less than one year.

9.  Determination of Breach of Conditions:    The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company’s obligations in accordance with the provisions of the Plan shall be conclusive.

10.  Adjustment in the Event of Change in Stock:    In the event of changes in the outstanding Common Shares of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, if the Committee shall determine, in its sole discretion, that, in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available

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under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of shares available under the Plan, in the number, class and/or price of shares subject to outstanding options and/or awards, or in the number of performance units and/or dollar value of each such unit, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. Notwithstanding the foregoing, no adjustments shall be made with respect to an award granted to an employee covered under Section 162(M) of the Code to the extent such adjustment would cause the award to fail to qualify as performance-based compensation under that Section.

11.  Taxes:    Each participant shall, no later than the Tax Date (as defined below), pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Withholding Tax (as defined below) with respect to an Option or Award, and the Company shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the participant. The Company shall also have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the amount of any Withholding Tax (that is that portion of any Applicable Tax, as defined below, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such Award), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the participant. For purposes of the paragraph, the value of shares of Common Stock so retained or surrendered shall be the average of the high and low sales prices per share on the New York Stock Exchange composite tape on the date that the amount of the Withholding Tax is to be determined (the “Tax Date”) and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company. Notwithstanding the foregoing, if the stock options have been transferred, the optionee shall provide the Company with funds sufficient to pay such Withholding Tax or Applicable Tax. Furthermore, if such optionee does not satisfy his tax payment obligation and the stock options have been transferred, the transferee may provide the funds sufficient to enable the Company to pay such taxes. However, if the stock options have been transferred, the Company shall have no right to retain or sell without notice, or to demand surrender from the transferee of, shares of Common Stock in order to pay such Withholding Tax or Applicable Tax.

Notwithstanding the foregoing, the participant shall be entitled to satisfy the obligation to pay any Withholding Tax or to satisfy the obligation to pay any tax to any governmental entity in respect of such Award, including any Federal, state or local income tax up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, Federal Insurance Contribution Act taxes or other governmental impost or levy (an “Applicable Tax”), in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or Applicable Tax or by requiring the Company to retain or to accept upon delivery thereof by the participant shares of Common Stock having a Fair Market Value sufficient to cover the amount of such Withholding Tax or Applicable Tax or in a greater amount as deemed appropriate by the Company. Each election by a participant to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and be made on or prior to the Tax Date; (ii) the election must be irrevocable; (iii) the election shall be subject to the disapproval of the Committee.

12.  Deferral Election:    Notwithstanding the provisions of Section 11, any optionee or participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any stock option not transferred under the provisions of Section 6(b)(6) or stock appreciation rights.

(a)  Election Timing:    The election to defer the delivery of the proceeds from any eligible award must be made at least six months prior to the date such award is exercised or at such other time as the Committee may specify. Deferrals will only be allowed for exercises which occur while the optionee or participant is an active employee of the Company. Any election to defer the delivery of proceeds from an eligible award shall be irrevocable as long as the optionee or participant remains an employee of the Company.

(b)  Stock Option Deferral:    The deferral of the proceeds of stock options may be elected by an optionee subject to the Regulations established by the Committee. The proceeds from such an exercise shall be credited to the

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optionee’s deferred stock option account as the number of deferred share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred share units shall be valued at the Fair Market Value of Common Stock of the Company. Deferred share units shall accrue dividends at the rate paid upon the Company’s Common Stock credited in the form of additional deferred share units. Deferred share units shall be distributed in shares of Company Stock upon the termination of employment of the participant or at such other date as may be approved by the Committee over a period of no more than 10 years.

(c)  Stock Appreciation Right Deferral:    Upon such exercise, the Company will credit the optionee’s deferred stock option account with the number of deferred share units equivalent in value to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the exercise price of the Stock Appreciation Right multiplied by the number of shares exercised. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred share units shall be valued at the Fair Market Value of Common Stock of the Company. Deferred share units shall accrue dividends at the rate paid upon the Company’s Common Stock credited in the form of additional deferred share units. Deferred share units shall be distributed in shares of Common Stock upon the termination of employment of the participant or at such other date as may be approved by the Committee over a period of no more than 10 years.

(d)  Accelerated Distributions:    The Committee may, at its sole discretion, allow for the early payment of an optionee’s or participant’s deferred share units account in the event of an “unforeseeable emergency” or in the event of the death or disability of the optionee or participant. An “unforeseeable emergency” is defined as an unanticipated emergency caused by an event beyond the control of the optionee or participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision shall be consistent with the Regulations established under the Code. Additionally, the Committee may use its discretion to cause deferred share unit accounts to be distributed when continuing the Program is no longer in the best interest of the Company.

(e)  Assignability:    No rights to deferred share unit accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that an optionee or participant may designate a beneficiary pursuant to any rules established by the Committee.

13.  Amendment of the Plan:    The Board of Directors may amend or suspend the Plan at any time and from time to time. No such amendment of the Plan may, however, increase the maximum number of shares to be offered under options or awards, or change the manner of determining the option price, or change the designation of employees or class of employees eligible to receive options or awards, or permit the transfer or issue of stock before payment therefor in full, or, without the written consent of the optionee or participant, alter or impair any option or award previously granted under the Plan or Prior Plan. Notwithstanding the foregoing, if an option has been transferred in accordance with Section 6(b)(6), written consent of the transferee (and not the optionee) shall be necessary to alter or impair any option or award previously granted under the Plan.

14. Miscellaneous:

(a)  By accepting any benefits under the Plan, each optionee or participant and each person claiming under or through such optionee or participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other Committee appointed by the Board.

(b)  No participant or any person claiming under or through him shall have any right or interest, whether vested or otherwise, in the Plan or in any option, or stock appreciation right or award thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with.

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(c)  Nothing contained in the Plan or in any Agreement shall require the Company to segregate or earmark any cash or other property.

(d)  Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company or any of its Subsidiaries or Affiliates to dismiss and/or discharge any employee at any time.

(e)  Notwithstanding anything to the contrary in the Plan, neither the Board nor the Committee shall have any authority to take any action under the Plan where such action would affect the Company’s ability to account for any business combination as a “pooling of interests.”

15.  Term of the Plan:    The Plan, if approved by stockholders, will be effective May 6, 1997. The Plan shall expire on May 31, 2002 unless suspended or discontinued by action of the Board of Directors. The expiration of the Plan, however, shall not affect the rights of Optionees under options theretofore granted to them or the rights of participants under awards theretofore granted to them, and all unexpired options and awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

16.  Employees Based Outside of the United States:    Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of options granted to Employees who are employed outside the United States, (iii) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (iv) grant to Employees employed in countries wherein the granting of stock options is impossible or impracticable, as determined by the Committee, stock appreciation rights with terms and conditions that, to the fullest extent possible, are substantially identical to the stock options granted hereunder.

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